Exhibit 5.1

February 23, 2024

HSBC Holdings plc

8 Canada Square

London E14 5HQ

Ladies and Gentlemen:

We have acted as special U.S. counsel to HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (such registration statement, including the documents incorporated by reference therein but excluding Exhibits 25.1, 25.2, 25.3 and 25.4, as effective as of the date hereof, hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) its dated subordinated debt securities (the “Dated Subordinated Securities”), (ii) its undated subordinated debt securities (the “Undated Subordinated Securities”), (iii) its senior debt securities (the “Senior Securities”) and (iv) its contingent capital securities, which may be convertible into the Company’s ordinary shares of nominal value $0.50 each (the “Contingent Capital Securities” and, together with the Dated Subordinated Securities, the Undated Subordinated Securities and the Senior Securities, the “Debt Securities”).

The Debt Securities will have an indeterminate aggregate offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Dated Subordinated Securities are to be issued under an indenture, dated as of March 12, 2014 (as amended and supplemented through the date hereof, the “Dated Subordinated Indenture”), entered into among the Company, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and HSBC Bank USA, National Association (“HBUS”), as registrar, paying agent and exchange rate agent. The Undated Subordinated Securities are to be issued under an indenture, dated as of April 8, 2008 (the “Undated Subordinated Indenture”), entered into among the Company, the Trustee and HBUS, as registrar, paying agent and exchange rate agent. The Senior Securities are to be issued under an indenture, dated as of August 26, 2009 (as amended and supplemented through the date hereof, the “Senior Indenture”), entered into among the Company, the Trustee and HBUS, as registrar, paying agent and exchange rate agent. The Contingent Capital Securities are to be issued under an indenture, dated as of August 1, 2014 (as amended and supplemented through the date hereof, the “Contingent Capital Indenture” and, together with the Dated Subordinated Indenture, the Undated Subordinated Indenture and the Senior Indenture, the “Indentures”), entered into among the Company, the Trustee and HBUS, as registrar and paying agent.

HSBC Holdings plc, p. 2

In arriving at the opinions expressed below, we have reviewed the Registration Statement. We have also reviewed:

(a) an executed copy of the Dated Subordinated Indenture;

(b) an executed copy of the Undated Subordinated Indenture;

(c) an executed copy of the Senior Indenture; and

(d) an executed copy of the Contingent Capital Indenture,

in each case filed (or the forms of which are filed) as exhibits to the Registration Statement. In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Debt Securities in global form, and any Debt Securities in definitive form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution, officer’s certificate or supplemental indenture, as the case may be, pursuant to which such Debt Securities will be issued.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.

When the issuance, execution and delivery by the Company of the Dated Subordinated Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Dated Subordinated Indenture, and when such Dated Subordinated Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Dated Subordinated Securities, such Dated Subordinated Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Dated Subordinated Indenture.

2.

When the issuance, execution and delivery by the Company of the Undated Subordinated Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Undated Subordinated Indenture, and when such Undated Subordinated Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Undated Subordinated Securities, such Undated Subordinated Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Undated Subordinated Indenture.

HSBC Holdings plc, p. 3

3.

When the issuance, execution and delivery by the Company of the Senior Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Senior Indenture, and when such Senior Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Senior Securities, such Senior Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture.

4.

When the issuance, execution and delivery by the Company of the Contingent Capital Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Contingent Capital Indenture, and when such Contingent Capital Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Contingent Capital Securities, such Contingent Capital Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Contingent Capital Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (c) we express no opinion with respect to the effect of any mandatory choice of law rules and (d) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will or have become effective and comply with all applicable laws, (b) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (c) the Debt Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Debt Securities, the Indentures and any other agreement governing those Debt Securities and in the manner contemplated by the Registration Statement and the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Debt Securities, (d) the Debt Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Company will duly authorize the offering and issuance of the Debt Securities and will duly authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, (f) the terms of all Debt Securities will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Debt Securities and to the terms of the applicable Indenture (as may be amended or supplemented), (g) the terms of the Debt Securities will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (h) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.

HSBC Holdings plc, p. 4

In rendering the opinions expressed above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Debt Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that any designation in the Debt Securities or any applicable agreement governing those Debt Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Debt Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We express no opinion relating to any subordination provision in any Debt Security to the extent it purports to be governed by the laws of England and Wales.

With respect to our opinion expressed above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Debt Securities or applicable agreement governing those Debt Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. With respect to matters governed by the law of England and Wales, we have relied on our opinion dated February 23, 2024, as English counsel to the Company, which has been filed as Exhibit 5.2 to the Registration Statement.

HSBC Holdings plc, p. 5

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplement related thereto under the heading “Legal Opinions,” and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ David I. Gottlieb
David I. Gottlieb, a Partner